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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Bellwether Exploration Company:

We consent to incorporation by reference in the registration statements (No. 33-91320 and No. 33-91326) on Form S-8 of Bellwether Exploration Company of our report dated September 10, 1993, relating to the consolidated statements of operations, stockholders' equity, and cash flows for the year ended June 30, 1993, which report appears in the June 30, 1995 annual report on Form 10-K of Bellwether Exploration Company.


                             KPMG Peat Marwick LLP


Houston, Texas
September 21, 1995